Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Black Box Corporation
Lawrence, Pennsylvania
We hereby consent to the incorporation by reference in the Registration Statements on Form S8 (Nos. 33-75254, 33-75252, 33-92656, 333-01978, 333-34839, 333-34837, 333-81521, 333-81523, 333-64410, 333-64412, 333-100294, 333-100295, 333-116550, 333-116551, 333-125839, 333-125840, 333-129838, 333-146202, and 333-157467) of our reports dated May 27, 2011 relating to the consolidated financial statements, financial statement schedule, and the effectiveness of Black Box Corporation’s internal control over financial reporting which appear in this Form 10-K for the fiscal year ended March 31, 2011.
/s/ BDO USA, LLP
Chicago, Illinois
May 27, 2011